                                                                     Exhibit 4.4

                      AMENDMENT TO REGISTRATION AGREEMENT

     THIS AMENDMENT (the "Amendment") is made and entered into as of May 17, 1995, by and between Dura Automotive Holding, Inc., a Delaware corporation (the "Company"), the Persons listed on Schedule A attached hereto (the "MC Stockholders"), and Orscheln Co., a Delaware corporation ("Orscheln").

     The Company, the MC Stockholders, and Orscheln are parties to that certain Registration Agreement dated as of August 31, 1994 (the "Registration Agreement"). Capitalized terms used and not defined herein are used as defined in the Registration Agreement.

     The parties hereto are entering into this Amendment to amend the Registration Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Amendments to the Registration Agreement.
        -----------------------------------------

          (1) Section 11(a). Section 11(a) of the Registration Agreement shall be deleted in its entirety and shall be replaced by the following new
     Section 11 (a):

               (a) The term "Common Stock" means the Company's Class A Common Stock, par value $.01 per share, Class A Non-Voting Common Stock, par value $.01 per share, Class B Common Stock, par value $.01 per share, Class C Common Stock, par value $.01 per share, and any equity securities issued or issuable by the Company with respect to its Class A Common Stock, Class A Non-Voting Common Stock, Class B Common Stock or Class C Common Stock in connection with any stock split, stock dividend, combination of shares, recapitalization, merger consolidation or other reorganization.

          (2) Section 12(g). Section 12(g) of the Registration Agreement shall be deleted in its entirety and shall be replaced by the following new
     Section 12(g):

               (g)  Counterparts.
                    ------------

                    (i) This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

                    (ii) Any MC Stockholder may also execute this Agreement by executing and delivering to the Company a counterpart and acknowledgment in the form set out as Schedule

               B to this Agreement, whereupon such MC Stockholder shall become bound by, and entitled to the benefits of, this Agreement as fully and effectively as though such MC Stockholder had executed a counterpart of this Agreement together with the other parties to this Agreement.

          (3) Schedule B. Schedule B to this Amendment shall be added as Schedule B to the Registration Agreement.

     2. Effect. Except as amended by this Amendment, the Registration Agreement shall remain in full force and effect. All references to the "Agreement" in the Registration Agreement shall hereafter be deemed to refer to the Registration Agreement as amended hereby.

     3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     4. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment and the schedule hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DURA AUTOMOTIVE HOLDING, INC.          J2R CORPORATION


By: /s/ David Bovee                    By:
   -------------------------------        -------------------------------

Its: Vice President                    Its:
    ------------------------------         ------------------------------

ONEX DHC LLC                           ORSCHELN CO.


By:                                    By:
    ------------------------------         ------------------------------

Its:                                   Its:
    ------------------------------         ------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DURA AUTOMOTIVE HOLDING, INC.          J2R CORPORATION


By:                                    By:  /s/ Mary L. Johnson
   -------------------------------        -------------------------------

Its:                                   Its:  Vice Pres.
    ------------------------------         ------------------------------

ONEX DHC LLC                           ORSCHELN CO.


By:                                    By:
    ------------------------------         ------------------------------

Its:                                   Its:
    ------------------------------         ------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DURA AUTOMOTIVE HOLDING, INC.          J2R CORPORATION


By:                                    By:
   -------------------------------        -------------------------------

Its:                                   Its:
    ------------------------------         ------------------------------

ONEX DHC LLC                           ORSCHELN CO.


By:   /s/ Donald F. West               By:
    ------------------------------         ------------------------------

Its:  REPRESENTATIVE                   Its:
    ------------------------------         ------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DURA AUTOMOTIVE HOLDING, INC.          J2R CORPORATION


By:                                    By:
   -------------------------------        -------------------------------

Its:                                   Its:
    ------------------------------         ------------------------------

ONEX DHC LLC                           ORSCHELN CO.


By:                                    By:   /s/ James L. O'Loughlin
    ------------------------------         ------------------------------

Its:                                   Its:  VP & GC
    ------------------------------         ------------------------------

                         SCHEDULE A - MC STOCKHOLDERS


Onex DHC LLC
J2R Corporation
S.A. Johnson
Scott D. Rued
Robert R. Hibbs
Mary L. Johnson
David R. Bovee
Joe A. Bubenzer
Miles G. Doolittle
Douglas Elliott
John A. Fritz
Anthony R. Gurney
Michael S. Hettle
Henry L. Huber
Milton D. Kniss
Carl W. Kucsera
Michael J. Kukla
Alfred C. Liddell
J. Frank Mack
Michael McCabe
William C. Oldenburg
Sandra Pritchard
Earl Proctor
Keith R. Przybylski
David A. Skrzyniarz
Karl F. Storrie
John B. Truckey
George E. Whitehead

                                  SCHEDULE B

                            REGISTRATION AGREEMENT
                        COUNTERPART AND ACKNOWLEDGMENT
                        ------------------------------

TO:  DURA AUTOMOTIVE HOLDING, INC., MC STOCKHOLDERS, AND ORSCHELN CO.

RE: The Registration Agreement (the "Agreement") dated as of August 31, 1994 and amended as of May 17, 1995 between Dura Automotive Holding, Inc., the MC Stockholders, and Orscheln Co. (as defined in the Agreement).

    The undersigned hereby agrees to be bound by the terms of the Agreement as a party to the Agreement, and shall be entitled to all benefits of an MC Stockholder pursuant to the Agreement, as fully and effectively as though the undersigned had executed a counterpart of the Agreement together with the other parties to the Agreement. The undersigned hereby acknowledges having received and reviewed a copy of the Agreement.

Dated this ____ of May, 1995.

                             -------------------------------------------------
                             Signature of MC Stockholder

                             -------------------------------------------------
                             Name of MC Stockholder (Please Print)

                             Address:
                                      ----------------------------------------

                             -------------------------------------------------

Agreed to and accepted this ____ day of May, 1995.

DURA AUTOMOTIVE HOLDING, INC.          J2R CORPORATION

By:                                    By:
   --------------------------------       -------------------------------------

Its:                                   Its:
    -------------------------------        ------------------------------------


ONEX DHC LLC                           ORSCHELN CO.

By:                                    By:
   --------------------------------       -------------------------------------
Its:                                   Its:
    -------------------------------        ------------------------------------